CONSULTING AGREEMENT


     THIS AGREEMENT made this 25 day of March, 1997, between Video Lottery Technologies, Inc., and its subsidiary corporations (collectively "VLT"), and International Equity Partners L.P. ("IEP").

     The parties agree as follows:

Section 1: Scope of Work. IEP shall assist VLT in expanding its international activities by:

     A)   Identifying potential new markets for VLT and its affiliates to enter;

     B) Providing political analysis relevant to market entry in targeted countries, including identifying and establishing contact with key decision-makers in target countries;

     C)   Conducting surveys in new markets for potential local partners;

     D) Assisting VLT and its affiliates in preparing and submitting proposals and bids in new markets; and

     E)   Evaluating  the  viability  of  obtaining   outside  equity  and  debt
          financing from both private and public sources to support VLT and its affiliates in their international expansion plans.

Section 2: Compensation.

     A) In consideration of IEP's performing its services hereunder, VLT shall pay IEP a monthly fee of $15,000, payable within twenty (20) days after the end of each month during the term hereof, pursuant to the submission by IEP of a monthly invoice with a description of the services rendered during the preceding month by IEP hereunder.

     B) VLT shall reimburse IEP its actual expenses incurred in carrying out the activities described in Section 1 above, including costs of travel, telephone and post charges, and printing costs. IEP shall provide VLT with complete documentation to support each expense.

     C) Nothing in this Agreement shall prejudice or alter the rights of either party under any other valid existing or future agreements between these parties.


Section 3: Term. This Agreement is effective retroactively to October 1, 1995, as ratified by the VLT Board of Directors, and shall continue on a month-to-month basis thereafter which may be terminated by either party, for any reason, upon 30 days written notice of intent to terminate to the other party. This Agreement is subject to annual approval of the VLT Board of Directors.

Section 4: During the term hereof, IEP agrees to use its best efforts, skill, knowledge and experience in the performance of its services hereunder; and IEP will not directly or indirectly maintain any business or financial interests, or engage in any business or financial activities, or perform similar type services as provided hereunder which conflict with the interests of VLT or otherwise interfere with IEP's ability to fully discharge its services hereunder. IEP also agrees not



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to disclose,  either during the term hereof or  thereafter,  any  unpublished or confidential proprietary information concerning the business of VLT obtained by IEP hereunder.

Section 5:

     A) It is understood that IEP will perform its services hereunder as an independent contractor, and that it is not an employee, agent or legal representative of VLT for any purpose.

     B)   This agreement is not assignable by IEP.

Section 6. IEP hereby acknowledges that it has received and read VLT's Code of Conduct and agrees to abide by its provisions.

Section 7. It is understood that the IEP services to be provided hereunder shall be separate and distinct from (i) any services otherwise being or to be provided by Richard R. Burt, Chairman of IEP, whose relationship with VLT as a consultant is covered by a separate agreement; and (ii) Mr. Burt's duties and responsibilities as a Director and Chairman of the Board of Directors of VLT.

Section 8. IEP understands that: (i) VLT and its directors, officers, employees and consultants are subject to investigation and regulation by governmental regulatory agencies; (ii) IEP's engagement hereunder is subject to review and approval by VLT's Compliance Committee; and (iii) IEP's engagement hereunder is subject to the maintenance in good standing of its status with such agencies.

Section 9. This Agreement shall not be modified except in writing signed by both parties hereto.

International Equity Partners, L.P. (IEP)       Video Lottery Technologies, Inc.

By: /s/  Richard Burt                           By: /s/ Dennis Gallagher
   ---------------------------                     ----------------------------
Title:  Chairman                                Title: General Counsel
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